July 11, 2012

China Biologic Products, Inc.
18th Floor, Jialong International Building
19 Chaoyang Park Road
Chaoyang District, Beijing 100125
People’s Republic of China

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to China Biologic Products, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale under the Securities Act of 1933, as amended, of up to 1,197,647 shares of the Company’s Common Stock that are issued and outstanding (the “Shares”), pursuant to the Registration Statement on Form S-3 filed on or about the date hereof with the Securities and Exchange Commission (the “Registration Statement”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, and that all copies of documents submitted to us conform to the originals. We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

For purposes of this opinion, we do not purport to be experts in, and do not express any opinion on, any laws other than the law of the State of California, the Delaware General Corporation Law and the Federal laws of the United States of America.

* * *

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati